UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into Material Definitive Agreement.

On March 30, 2015, MeetMe, Inc. (the “Company”) and Beanstock Media, Inc. (“Beanstock”) entered into an amendment dated as of March 26, 2015 (the “Amendment”) to the Advertising Agreement dated as of December 23, 2014 between the Company and Beanstock.

Pursuant to the Amendment, the Company will provide certain price reductions on its invoices to Beanstock for the months of March, 2015 and April, 2015, contingent upon certain events to which Beanstock must certify. The Amendment provides that the Company will implement certain changes to the ad logic for its MeetMe mobile application (the “App”) by May 1, 2015 as well as make certain product changes with respect to the App by June 1, 2015 or the Company will extend a credit to Beanstock against future invoices if such changes are not implemented until after the aforementioned deadlines. The Amendment increases the amount of liquidated damages payable by Beanstock under certain circumstances and provides the Company with a right to terminate the Agreement for convenience until September 1, 2015, and after such date with either sufficient advance notice, or by paying a stated termination fee.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
99.1	MeetMe, Inc. press release, dated April 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: April 3, 2015	By:	/s/ David Clark
	Name:	David Clark
	Title:	Chief Financial Officer